Post Effective Amendment No. 14 to
                                                           SEC File No. 70-7926


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM U-l

                                   DECLARATION

                                      UNDER

             THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935 ("Act")


                                GPU, INC.("GPU")
                               300 Madison Avenue
                          Morristown, New Jersey 07962

                 JERSEY CENTRAL POWER & LIGHT COMPANY ("JCP&L")
                     METROPOLITAN EDISON COMPANY ("Met-Ed")
                    PENNSYLVANIA ELECTRIC COMPANY ("Penelec")
                              2800 Pottsville Pike
                           Reading, Pennsylvania 19640

                  (Names of companies filing this statement and
                     address of principal executive offices)

                                    GPU, INC.
--------------------------------------------------------------------------------
               (Name of top registered holding company parent of applicants)

T. G. Howson, Vice President         Douglas E. Davidson, Esq.
  and Treasurer                      Berlack, Israels & Liberman LLP
M. A. Nalewako, Secretary            120 West 45th Street
GPU Service, Inc.                    New York, New York 10036
300 Madison Avenue
Morristown, New Jersey 07962         W. Edwin Ogden, Esq.
                                     Ryan, Russell, Ogden & Seltzer LLP
S. L. Guibord, Secretary             1100 Berkshire Boulevard
Jersey Central Power &               P.O. Box 6219
  Light Company                      Reading, Pennsylvania 19601-0219
Metropolitan Edison Company
Pennsylvania Electric Company
2800 Pottsville Pike                 Robert C. Gerlach, Esq.
Reading, Pennsylvania 19640          Ballard Spahr Andrews
                                     & Ingersoll, LLP
                                     1735 Market Street
                                     Philadelphia, Pennsylvania
                                     19103

--------------------------------------------------------------------------------
                   (Names and addresses of agents for service)

      GPU,   JCP&L,   Met-Ed   and   Penelec   (the  "GPU   Companies")   hereby
post-effectively amend their Declaration on Form U-1, docketed in SEC File No. 70-7926, as follows:

      By amending paragraph K to read as follows:
      The estimated fees, commissions and expenses expected to be incurred by the GPU Companies in connection with the proposed transactions will be as follows:
      Berlack, Israels & Liberman LLP                       $5,000
      Ballard Spahr Andrews & Ingersoll, LLP                   500
      Ryan, Russell, Odgen & Seltzer LLP                       500

      Total:                                                $6,000
                                                            ------






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




                                    SIGNATURE
                                    ---------


            PURSUANT TO THE REQUIREMENTS OF THE PUBLIC UTILITY

HOLDING COMPANY ACT OF 1935, THE UNDERSIGNED COMPANIES HAVE DULY

CAUSED THIS  STATEMENT TO BE SIGNED ON THEIR BEHALF BY THE

UNDERSIGNED THEREUNTO DULY AUTHORIZED.



                               GPU, INC.
                               JERSEY CENTRAL POWER & LIGHT COMPANY
                               METROPOLITAN EDISON COMPANY
                               PENNSYLVANIA ELECTRIC COMPANY


                              By:   /s/ T. G. Howson
                                 ---------------------------------
                                    T. G. Howson
                                    Vice President and Treasurer



Date:   May 28, 1999





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